UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2008

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2008, the registrant, CC Media Holdings, Inc. (the “registrant” or the “Company”), acquired Clear Channel Communications, Inc. (“Clear Channel”), pursuant to an Agreement and Plan of Merger, dated as of November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (as amended, the “Merger Agreement”), pursuant to which a wholly-owned indirect subsidiary of the Company was merged with and into Clear Channel, with Clear Channel continuing as the surviving corporation and as a wholly-owned indirect subsidiary of the Company (the “Merger”). The descriptions of certain material agreements related to the Merger in Items 2.01 and 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01. In connection with the Merger, the Company entered into certain other agreements described below:

(a) On July 28, 2008, the Company, BT Triple Crown Merger Co., Inc., a wholly-owned indirect subsidiary of the Company (“Mergerco”), B Triple Crown Finco, LLC, T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), THL Managers VI, LLC and Bain Capital Partners, LLC (together with THL Managers VI, LLC, the “Managers”) entered into a First Amended and Restated Management Agreement (the “Management Agreement”). Pursuant to the Management Agreement, the Managers provided financial and structural advice and analysis and assistance with due diligence investigations and negotiations and were paid a transaction fee in the amount of $87.5 million, in the aggregate, in consideration thereof. Subject to the terms of the Affiliate Transactions Agreement (as defined below), the Managers may receive a periodic retainer fee and are eligible to receive certain additional fees. A copy of the Management Agreement is attached hereto as Exhibit 10.1. The description of the Management Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Management Agreement attached hereto.

(b) On July 29, 2008, the Company, Mergerco, Clear Channel Capital IV, LLC (“Clear Channel IV”) and Clear Channel Capital V, L.P. (“Clear Channel V”) entered into a Stockholders Agreement with L. Lowry Mays, Mark P. Mays, and Randall T. Mays (each, a “Mays Executive” and, collectively, the “Mays Executives”) and LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (the “Stockholders Agreement”). The Stockholders Agreement contains various governance arrangements and various provisions relating to ownership of Class A common stock of the Company, par value $0.001 per share (the “Class A Stock”), issuance or transfers of such shares (including tag-along and drag-along rights) by the stockholders and their affiliates, voting and other matters. The description of the Stockholders Agreement set forth herein does not purport to be complete and is qualified in its entirety by the description of the Stockholders Agreement in the section titled “Stockholders Agreement” contained in the final prospectus included in the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission (the “SEC”) on June 17, 2008 (the “S-4 Registration Statement”), which such description is incorporated herein by reference. The final prospectus filed with SEC pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.3.

(c) On July 29, 2008, the Company, Clear Channel IV and Clear Channel V, entered into a side letter with the Mays Executives and LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (the “Side Letter Agreement “), pursuant to which the Company and each of the Mays Executives were granted certain additional “call” and “put” rights over the Class A Stock held by each Mays Executive and their related parties upon termination of a Mays Executive’s employment with the Company and its subsidiaries. The description of the Side Letter Agreement set forth herein does not purport to be complete and is qualified in its entirety by the description of the Side Letter Agreement contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(d) On July 30, 2008, the Company, Mergerco, Bain Capital Fund IX, L.P. and Thomas H. Lee Equity Fund VI, L.P. entered into an agreement (the “Affiliate Transactions Agreement”), pursuant to which the Company and its subsidiaries agreed not to enter into or effect certain affiliate transactions between the Company or one of its subsidiaries, on the one hand, and either Bain Capital Fund IX, L.P. or Thomas H. Lee Equity Fund VI, L.P. or an affiliate of either Bain Capital Fund IX, L.P. or Thomas H. Lee Equity Fund VI, L.P., on the other hand. The description of the Affiliate Transactions Agreement set forth herein does not purport to be complete and is qualified in its entirety by the description of the Affiliate Transactions Agreement in the section titled “Certain Affiliate Transactions” contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(e) In connection with the Merger and effective as of the consummation of the Merger, the Company and Mergerco entered into employment agreements with each of the Mays Executives, each such employment agreement amending and restating in its entirety each Mays Executive’s existing employment agreement with Clear Channel. Pursuant to his employment agreement, Randall T. Mays will serve as the President and Chief Financial Officer of the Company for an initial five year term, renewable thereafter on an annual basis (such agreement, the “Randall Mays Employment Agreement”). Pursuant to his employment agreement, Mark P. Mays will serve as the Chief Executive Officer of the Company for an initial five year term, renewable thereafter on an annual basis (such agreement, the “Mark Mays

Employment Agreement”). Under his employment agreement with the Company, L. Lowry Mays will serve as the Chairman Emeritus of the Company for an initial five year term, renewable thereafter on an annual basis (such agreement, the “Lowry Mays Employment Agreement” and together with the Randall Mays Employment Agreement and the Mark Mays Employment Agreement, the “Mays Employment Agreements”). Under the Mays Employment Agreements, each of the Mays Executives will receive compensation consisting of a base salary, incentive awards and other benefits and perquisites. The Randall Mays Employment Agreement and the Mark Mays Employment Agreement entitle Randall T. Mays and Mark P. Mays, respectively, to severance payments if such executive is terminated by the Company “without cause” or if such executive terminates his employment for “good reason,” in each case, as such terms are defined in the Mark Mays Employment Agreement and the Randall Mays Employment Agreement, provided such executive executes a release of claims. Pursuant to the Lowry Mays Employment Agreement, L. Lowry Mays will be entitled to severance payments if he is terminated by the Company “without extraordinary cause” following the original term, as such term is defined in the Lowry Mays Employment Agreement, provided he executes a release of claims. Under the Mays Employment Agreements, each of the Mays Executives is required to protect the secrecy of the Company’s confidential information, to assign certain intellectual property rights to the Company and to refrain from competing against the Company and from soliciting its customers and employees during employment and for a period of two years following termination of employment. Copies of the Randall Mays Employment Agreement, the Mark Mays Employment Agreement and the Lowry Mays Employment Agreement are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively. The descriptions of the Mays Employment Agreements set forth herein do not purport to be complete and are qualified in their entirety by the descriptions of the Mays Employment Agreements in the sections titled “Employment Agreements with Name Executive Officers” and “Potential Post-Employment Payments” contained in the S-4 Registration Statement, which such descriptions are incorporated herein by reference.

(f) Effective June 29, 2008, subject to the consummation of the Merger, John E. Hogan entered into an employment agreement with Clear Channel Broadcasting, Inc. (“CCB”), a subsidiary of Clear Channel, such employment agreement amending and restating in its entirety Mr. Hogan’s existing employment agreement with CCB. Pursuant to his employment agreement, John E. Hogan will serve as President and Chief Executive Officer, Clear Channel Radio for an initial five year term, renewable thereafter on an annual basis (such agreement, the “Hogan Employment Agreement”). Under his employment agreement, Mr. Hogan will receive compensation consisting of a base salary, incentive awards and other benefits and perquisites. The Hogan Employment Agreement entitles Mr. Hogan to severance payments if such executive is terminated by the Company “without cause” or if such executive terminates his employment for “good cause,” in each case, as such terms are defined in the Hogan Employment Agreement, provided Mr. Hogan executes a release of claims. Under the employment agreement, Mr. Hogan is required to protect the secrecy of the Company’s confidential information, to assign certain intellectual property rights to the Company and to refrain from competing against the Company and from soliciting its customers and employees during employment and for a period of one year following termination of employment. A copy of the Hogan Employment Agreement is attached hereto as Exhibit 10.8. The description of the Hogan Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by the description of the Hogan Employment Agreement contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(g) In connection with the Merger on July 30, 2008, various affiliates of Clear Channel and certain of its subsidiaries became parties to (i) a Credit Agreement providing approximately $16 billion of senior secured credit facilities and (ii) a Credit Agreement providing for a $785.5 million receivables based credit facility (collectively, the “Credit Facilities”), each as further described in the S-4 Registration Statement. The senior secured credit facilities consist of a $2 billion revolving credit facility, a $1.33 billion term loan A facility, a $10.7 billion term loan B facility, a $696 million term loan C facility and $1.25 billion of delayed draw term loan facilities. The Credit Facilities are guaranteed by Clear Channel Capital I, LLC and each of Clear Channel’s existing and future material wholly–owned domestic restricted subsidiaries, subject to certain exceptions. The Credit Facilities are secured, subject to permitted liens and other exceptions, by:

•	the capital stock of Clear Channel;

•

100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing Clear Channel’s notes pre-existing prior to the consummation of the Merger;

•	certain specified assets that do not constitute “principal property” (as defined in the indenture governing Clear Channel’s existing notes), including certain specified assets being marketed for sale;

•

certain specified assets that constitute “principal property” (as defined in the indenture governing Clear Channel’s existing notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing Clear Channel’s notes pre-existing prior to the consummation of the Merger; and

•	accounts receivable and related assets.

Copies of the Credit Agreements and Credit Agreement Amendments are attached hereto as Exhibits 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14. The descriptions of the Credit Agreements and Credit Agreement Amendments set forth herein do not purport to be complete and are qualified in their entirety by the descriptions thereof in the section titled “Debt Financing” contained in the S-4 Registration Statement, which such descriptions are incorporated herein by reference.

(h) On May 13, 2008, Mergerco entered into a purchase agreement (the “Purchase Agreement”), by and among Mergerco and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, on July 30, 2008 and prior to the consummation of the Merger, Mergerco issued and sold to the Initial Purchasers $980,000,000 aggregate principal amount of 10.75% senior cash pay notes due August 1, 2016 (the “Senior Cash Pay Notes”) and $1,330,000,000 aggregate principal amount of 11.00%/11.75% senior toggle notes due August 1, 2016 (the “Senior Toggle Notes” and, together with the Senior Cash Pay Notes, the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”), dated July 30, 2008, by and among Mergerco (as the issuer prior to the consummation of the Merger), Clear Channel (as the issuer following the consummation of the Merger), Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (the “Paying Agent”). Immediately following the consummation of the Merger, the Guarantors (as defined below) entered into a Supplemental Indenture (the “Supplemental Indenture”), dated July 30, 2008, with the Trustee to guarantee the obligations of Clear Channel under the Indenture. The Notes are guaranteed by Clear Channel Capital I, LLC and each of Clear Channel’s wholly-owned domestic restricted subsidiaries that is guaranteeing the obligations under its Credit Facilities. The Notes are the senior unsecured obligations of Clear Channel. The guarantees of the Notes are subordinated to the guarantees of the Credit Facilities and certain other permitted debt, but rank equal to all other senior indebtedness of those guarantors. Following the consummation of the Merger of Mergerco with and into Clear Channel, Clear Channel succeeded to and assumed the obligations of Mergerco under the Purchase Agreement pursuant to a joinder agreement Set forth below is a description of certain terms of the Notes, the Indenture and the Supplemental Indenture.

Interest Rate and Payment

Interest on the Senior Cash Pay Notes is payable in cash and accrues at a rate of 10.75% per annum. Cash interest on the Senior Toggle Notes accrues at a rate of 11.00% per annum, and payment-in-kind interest accrues at a rate of 11.75% per annum. Interest on the Senior Toggle Notes will be paid in cash on the first interest payment date. After the first interest payment date, Clear Channel may elect, at its option, to pay interest on the Senior Toggle Notes entirely in cash or to pay all or one-half of such interest in kind by increasing the principal amount of the Senior Toggle Notes. Interest on the Notes will be payable semiannually on February 1 and August 1 of each year, commencing on February 1, 2009, and will accrue from the issue date of the Notes.

Optional Redemption

At any time prior to August 1, 2012, Clear Channel may redeem some or all of the Notes at any time at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the redemption date and a “make-whole premium.” On and after August 1, 2012, Clear Channel may redeem the Notes, in whole or in part, at any time on or at the redemption prices set forth below plus accrued and unpaid interest thereon to the applicable redemption date if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Senior Cash Pay Notes

Year	Percentage
2012	105.375%
2013	102.688%
2014 and thereafter	100.000%

Senior Toggle Notes

Year	Percentage
2012	105.500%
2013	102.750%
2014 and thereafter	100.000%

Special Redemption Amount

On August 1, 2015 (the “Special Redemption Date”), Clear Channel will be required to redeem for cash a portion (the “Special Redemption Amount”) of the Senior Toggle Notes equal to the product of (x) $30 million and (y) a fraction which, for the avoidance of doubt, cannot exceed one, the numerator of which is the aggregate principal amount outstanding on such date of the Senior Toggle Notes for United States federal income tax purposes and the denominator of which is $1,330,000,000, as determined by Clear Channel in good faith and rounded to the nearest $2,000 (such redemption, the “Special Redemption”). The redemption price for each portion of a Senior Toggle Note so redeemed pursuant to the Special Redemption will equal 100% of the principal amount of such portion plus any accrued and unpaid interest thereon to the Special Redemption Date.

AHYDO Catch-Up Payments

On the first interest payment date following the fifth anniversary of the “issue date” (as defined in Treasury Regulation Section 1.1273-2(a)(2)) of each series of Notes (i.e., the Senior Cash Pay Notes and the Senior Toggle Notes) and on each interest payment date thereafter, we will redeem a portion of the principal amount of each then outstanding Note in such series in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to each Note in a series means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the “issue price” of such Note as defined in Section 1273(b) of the Code (that is, the first price at which a substantial amount of the Notes in such series is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such Note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of such Note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each interest payment date with respect to such Note. It is intended that no Senior Cash Pay Note and that no Senior Toggle Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and this provision will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by us in our good faith reasonable discretion and will be binding upon the holders absent manifest error.

Optional Redemption After Certain Equity Offerings

At any time (which may be more than once) until August 1, 2011, Clear Channel may redeem up to 40% of any series of the outstanding Notes with the net cash proceeds that Clear Channel raises in one or more equity offerings, as long as (i) Clear Channel pays 110.75% of the aggregate principal amount of the Senior Cash Pay Notes being redeemed or 111.00% of the aggregate principal amount of the Senior Toggle Notes being redeemed, in each case plus accrued and unpaid interest thereon to the applicable redemption date; (ii) Clear Channel redeems the Notes within 180 days of completing the applicable equity offering; and (iii) at least 50% of the aggregate principal amount of the Senior Cash Pay Notes or the Senior Toggle Notes, as applicable, issued as of such redemption date remains outstanding afterwards.

Change of Control

If Clear Channel experiences a change of control, Clear Channel must give holders of the Notes the opportunity to sell their Notes to Clear Channel at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon. Clear Channel might not be able to pay holders of the Notes the required price for Notes each such holder presents to Clear Channel at the time of a change of control, because (i) Clear Channel might not have enough funds at that time; or (ii) the terms of its Senior Secured Credit Facilities and Receivables Based Credit Facility may prevent it from paying.

Asset Sale Proceeds

If Clear Channel or any of its restricted subsidiaries engages in certain asset sales, Clear Channel or such restricted subsidiary generally must either invest the net cash proceeds from such sales in its business within a period of time, repay senior debt (including the Senior Secured Credit Facilities or the Receivables Based Credit Facility), or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds (if applicable, on a pro rata basis with other senior debt). The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest thereon.

Certain Covenants

The Indenture governing the Notes contains covenants limiting Clear Channel’s ability and the ability of its restricted subsidiaries to (i) incur additional debt or issue preferred stock of restricted subsidiaries; (ii) pay dividends or distributions on or repurchase capital stock of Clear Channel or its restricted subsidiaries; (iii) make certain investments; (iv) create liens on the assets of Clear Channel or its restricted subsidiaries to secure debt; (v) enter into transactions with affiliates; and (vi) merge or consolidate with another company.

Events of Default

The Indenture governing the Notes also provides for events of default which, if certain of them occur and continue under such Indenture, would permit the Trustee or holders of at least 25% in principal amount of the then total outstanding Notes to declare the principal, premium, if any, interest and other monetary obligations on all of the then outstanding Notes to be due and payable immediately.

Registration Rights

On July 30, 2008, Clear Channel, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Clear Channel will use its commercially reasonable efforts to register notes (the “Exchange Notes”) having substantially identical terms as the Notes with the SEC as part of an offer to exchange freely tradable Exchange Notes for the Notes (the “Exchange Offer”). Subject to the terms and conditions set forth in the Registration Rights Agreement, Clear Channel will use its commercially reasonable efforts to cause the Exchange Offer to be completed within 300 calendar days after the issue date of the Notes or, if required, to file one or more resale shelf registration statements within 300 calendar days after the issue date of the Notes and declared effective within the time frames specified in the Registration Rights Agreement. If Clear Channel fails to meet the targets listed above (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 0.50% per year over the original interest rates of the Notes. If Clear Channel corrects the Registration Default, the interest rate on the Notes will revert to the original level. If Clear Channel must pay additional interest, Clear Channel will pay it to the holders of the Notes in the same manner and on the same dates that Clear Channel makes other interest payments on the Notes, until Clear Channel corrects the Registration Default.

Copies of the Purchase Agreement, the Indenture, the Supplemental Indenture and the Registration Rights Agreement are attached hereto as Exhibits 10.15, 10.16, 10.17 and 10.18. The descriptions of the Purchase Agreement, the Indenture, the Supplemental Indenture and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement, the Indenture, the Supplemental Indenture and the Registration Rights Agreement attached hereto.

(i) In connection with the consummation of the Merger, the Company adopted a new equity incentive plan, under which participating employees are eligible to receive options to acquire stock or other equity interests and/or restricted share interests in the Company (the “2008 Incentive Plan”). On July 1, 2008, the Company’s sole stockholder at the time, Clear Channel Capital IV, LLC, approved the 2008 Incentive Plan.

The 2008 Incentive Plan is intended to advance the interests of the Company and its affiliates by providing for the grant of stock-based and other incentive awards to the key employees and directors of, and consultants and advisors to, the Company or its affiliates who are in a position to make a significant contribution to the success of the Company and its affiliates.

The 2008 Incentive Plan allows for the issuance of restricted stock, restricted stock units, incentive and nonstatutory stock options, cash awards and stock appreciate rights to eligible participants, who include the key employees of the Company and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, the Company or any of its affiliates in the case of other awards. An aggregate of 10,187,406 shares of Class A Stock are available for grant under the 2008 Incentive Plan. Shares withheld to pay the exercise price of an award or to satisfy tax withholding requirements with respect to an award, restricted stock that is forfeited and shares subject to an award that is exercised or satisfied, or that terminates or expires, without the delivery of the shares do not reduce the number of shares available for issuance under the 2008 Incentive Plan. To the extent necessary to prevent the enlargement or dilution of the benefits intended to be made available under the 2008 Incentive Plan, equitable and proportionate adjustments will be made to the number of shares available for issuance under the 2008 Incentive Plan in the event of a stock dividend or similar distribution, recapitalization, stock split, and similar transactions and events. The maximum number of shares of Class A Stock for which stock options and stock appreciation rights may be granted to any person in any calendar year is 2,700,000. The maximum number of shares of Class A Stock subject to other awards granted to any person in any calendar year is 700,000. The maximum amount payable to any one person under a cash award in any calendar year is $20,000,000.

The 2008 Incentive Plan will be administered by the Company’s board of directors or by a committee appointed by the board (the “Administrator”). The Administrator determines which eligible persons shall receive an award and the types of awards to be granted as well as the amounts, terms, and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 Incentive Plan. The Administrator will also make all other determinations and interpretations necessary to carry out the purposes of the 2008 Incentive Plan.

In general, awards under the 2008 Incentive Plan will, unless expressly provided otherwise by the Administrator or in the terms of a participant’s award agreement, automatically and immediately terminate upon a participant’s termination of employment. However, if a participant holds vested and exercisable awards (including options) at the time of his or her termination, those awards will remain exercisable for up to 90 days after the participant’s date of termination. In addition, if the participant’s termination is due to his or her death or disability, vested and exercisable awards (including options) will remain exercisable for up to a one-year period ending with the first anniversary of the participant’s death or disability.

Certain key participants who receive stock options under the 2008 Incentive Plan will be subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 Incentive Plan. In addition, all participants in the 2008 Incentive Plan will be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 Incentive Plan in connection with a public offering of the Company’s shares on terms and conditions requested by the Company or its underwriters.

The description of the 2008 Incentive Plan set forth herein does not purport to be complete and is qualified in its entirety by the description of the 2008 Incentive Plan attached hereto in the section titled “New Equity Incentive Plan” contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(j) In connection with the Merger, the Company adopted an employee equity investment program, under which certain employees can purchase shares of the Company’s Class A Stock (the “2008 Investment Program”).

The 2008 Investment Program is intended to incentivize certain employees of the Company and its subsidiaries and to promote the growth and success of the Company and its subsidiaries by offering such employees a one-time opportunity to acquire shares of the Class A Stock. Employees selected by the Company to participate in the 2008 Investment Program may elect to make a cash contribution to the Company, in exchange for which they will receive a number of shares of Class A Stock equal to the amount of their elected investment, divided by $36.00, the price at which Class A Stock was issued on the date of the Merger. Participants are required to subscribe for a minimum of 100 shares of Class A Stock, which results in a minimum cash contribution of $3,600 per participant.

All participants will be required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to the 2008 Investment Program in connection with a public offering of the Company’s shares on terms and conditions requested by the Company or its underwriters.

The aggregate value of Class A Stock that is available for purchase under the 2008 Investment Program is $15,000,000. Because only 416,667 shares are available for purchase under the 2008 Investment Program, if the total number of shares subscribed for under the 2008 Investment Program is greater than 416,667, each participant will receive a pro-rated number of the shares for which he or she subscribed.

Also see the sections titled “Directors Compensation” on page 64 of the S-4 Registration Statement and “Compensation of Our Named Executive Officers” and “Compensation Discussion and Analysis” on page 65 of the S-4 Registration Statement, which such sections are incorporated herein by reference.

The description of the 2008 Investment Program set forth herein does not purport to be complete and is qualified in its entirety by the description of the 2008 Investment Program contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(k) The Company adopted an annual incentive plan (the “2008 Annual Incentive Plan”), which is intended to provide an incentive to executive officers and other selected key executives to contribute to the growth, profitability and increased shareholder value of the Company and to retain such executives. Participants are eligible for performance-based awards if certain performance goals are met within a specified performance period. No single participant may receive more than $15,000,000 in awards in any calendar year. The description of the 2008 Annual Incentive Plan set forth herein does not purport to be complete and is qualified in its entirety by the description of the 2008 Annual Incentive Plan contained in the S-4 Registration Statement, which such description is incorporated herein by reference.

(l) In connection with the Merger on July 30, 2008, the Company, Clear Channel and each of the Company’s directors (each such director, an “Indemnitee”) will enter into an indemnification agreement (each, an “Indemnification Agreement”) with each Indemnitee as a director of the Company and Clear Channel. The form of Indemnification Agreement is attached hereto as Exhibit 10.26.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 30, 2008, the Company acquired Clear Channel, pursuant to an Agreement and Plan of Merger, dated as of November 16, 2006 , as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (as amended, the “Merger Agreement”), among Clear Channel, Mergerco, the Company and the Fincos, through a merger of Mergerco with and into Clear Channel, with Clear Channel continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, $0.001 par value per share, of Clear Channel (“Clear Channel Common Stock”), other than shares of Clear Channel Common Stock held by holders who elected to receive shares of Class A Stock, as consideration pursuant to the Merger Agreement and shares of Clear Channel Common Stock owned by Clear Channel, the Parents, Mergerco and by the holders of certain securities that were “rolled-over” into securities of the surviving corporation, was cancelled and converted into the right to receive $36.00 in cash, without interest. As a result of the Merger, Clear Channel became a wholly-owned indirect subsidiary of the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the description of the Merger Agreement contained in the S-4 Registration Statement, which such description is incorporated herein by reference

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the effective time of the Merger and effective immediately following the effectiveness of the Company’s Registration Statement on Form S-8, the Company will increase the size of its board of directors to 12 persons and appoint Mark P. Mays, Randall T. Mays, Jonathon S. Jacobson and David C. Abrams as directors of the Company.

Also in connection with the Merger, effective immediately following the effective time of the Merger, the following individuals were named as executive officers of the Company:

Name	Position
Mark P. Mays	Chief Executive Officer
Randall T. Mays	President and Chief Financial Officer
L. Lowry Mays	Chairman Emeritus
Andrew W. Levin	Executive Vice President, Chief Legal Officer and Secretary
John Hogan	Senior Vice President
Herbert W. Hill, Jr.	Senior Vice President, Chief Accounting Officer and Assistant Secretary
Paul Meyer	Senior Vice President

Reference is made to the description of the Mays Employment Agreements, the Hogan Employment Agreement, the 2008 Incentive Plan, 2008 Investment Program and 2008 Annual Incentive Plan under Item 1.01 of this Current Report on Form 8-K and the section titled “Executive Compensation” under Item 8.01 of this Current Report on Form 8-K. A copy of each of the Randall Mays Employment Agreement, the Mark Mays Employment Agreement, the Lowry Mays Employment Agreement, the Hogan Employment Agreement, the 2008 Incentive Plan, 2008 Investment Program and 2008 Annual Incentive Plan, is attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8, 10.19, 10.20, 10.21, 10.22, 10.23, 10.24 and 10.25, respectively. The foregoing summary is qualified in its entirety by the descriptions of such agreements, plans and programs contained in the S-4 Registration Statement, which such descriptions are incorporated herein by reference.

Item 8.01.	Other Events.

The following information is included herein in connection with the registration by the registrant of its Class A Stock pursuant to the Securities Exchange Act of 1934, as amended:

Business

The Company was incorporated in the State of Delaware on May 11, 2007. The business of the Company is described in the sections titled “Description of Business of Holdings” on page 60 of the S-4 Registration Statement, and “Business” in Part I Item 1 of the Annual Report on Form 10-K of Clear Channel for the fiscal year ended December 31, 2007 (the “2007 Annual Report”), which such sections are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the sections titled “Risk Factors” beginning on page 31 of the S-4 Registration Statement, which such section is incorporated herein by reference.

Financial Information

The Company has not conducted any activities to date other than activities incident to its formation and in connection with the Merger. Clear Channel is an indirect wholly-owned subsidiary of the Company and the business of the Company is that of Clear Channel and its subsidiaries. The selected financial data of Clear Channel, management’s discussion and analysis of Clear Channel’s financial condition and results of operations and quantitative and qualitative disclosure of Clear Channel’s market risk are further described in the sections titled “Selected Financial Data,” “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Clear Channel,” and “Financial Statements and Supplementary Data” in Part II Item 6, Part II Item 7 and Part II Item 8, respectively, of Clear Channel’s Current Report on Form 8-K filed May 30, 2008, which sections are incorporated herein by reference.

Reference is also made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Properties

The properties of the Company are described in the section titled “Properties” in Part I Item 2 of Clear Channel’s 2007 Annual Report, which section is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Class A Stock, as of July 30, 2008, by each of the Company’s officers and directors, all of such officers and directors as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Class A Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Stock	Percentage of Outstanding Class A Stock on a Fully-Diluted Basis
Bain Capital Investors, LLC and Related Investment Funds (2)(3) c/o Bain Capital Partners, LLC 111 Huntington Avenue, Boston Massachusetts 02199	59,523,058	73.2%

Thomas H. Lee Partners, L.P. and Related Investment Entities (4) (5) c/o Thomas H. Lee Partners, L.P. 100 Federal Street, Boston Massachusetts 02110	59,523,058	73.2%

Highfields Capital Management LP and Related Investment Funds (6) John Hancock Tower 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	9,920,510	12.2%

Mark P. Mays	153,668		*

Randall T. Mays	153,668		*

L. Lowry Mays	580,362		*

John Hogan	—	—

Paul Meyer	882		*

David C. Abrams (7)	—	—

Steven Barnes (8)	—	—

Richard J. Bressler (9)	—	—

Charles A. Brizius (9)	—	—

John Connaughton (8)	—	—

Edward J. Han (8)	—	—

Jonathon S. Jacobson (6)	—	—

Ian K. Loring (8)	—	—

Scott M. Sperling (9)	—	—

Kent R. Weldon (9)	—	—

All directors and executive officers as a group (15 individuals)	888,850	1.1%

*	Means less than 1%.
(1)	Unless otherwise indicated, the address for all beneficial owners is c/o CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.
(2)

Includes the 555,556 shares of Class B common stock, par value of $0.001 per share, of the Company (the “Class B Stock”) owned by Clear Channel Capital IV, LLC (“CC IV”). Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), each share of Class B Stock is convertible, at the election of the holder thereof, into one share of Class A Stock at any time. Each holder of shares of Class B Stock will be entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B Stock outstanding as of the record date for such vote and the number of Class C Stock (as defined below) outstanding as of the record date for such vote by (b) the number of shares of Class B Stock outstanding as of the record date for such vote. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. Each of BCI, BCP IX and Bain Fund IX expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(3)	Includes the 58,967,502 shares of Class C common stock, par value $0.001 per share, of the Company (the “Class C Stock”) owned by Clear Channel Capital V, L.P. (“CC V”). Subject to certain limitations set forth in the Certificate of Incorporation, each share of Class C Stock is convertible, at the election of the holder thereof, into one share of Class A Stock at any time. Except as otherwise required by law, the holders of outstanding shares of Class C Stock will not be entitled to any votes upon any questions presented to shareholders of the Company. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”) and which also holds 50% of the limited liability company interests in CC Capital V Manager, LLC (“CC V Manager”). CC V Manager is the general partner of CC V. BCI is the general partner of BCP IX, which is the general partner of each of Bain Fund IX, Bain Capital (CC) IX Coinvestment, L.P. (“Bain Coinvest IX”), Bain Capital (CC) IX Offshore, L.P. (“Bain Offshore Fund IX”), and Bain Capital (CC) IX Coinvestment Offshore, L.P. (“Bain Offshore Coinvest IX” and, together with Bain Fund IX, Bain Coinvest IX and Bain Offshore Fund IX, collectively, the “Bain Fund IX Entities”). BCI is also the general partner of Bain Capital Partners (CC) X, L.P. (“BCP X), which is the general partner of each of Bain Capital (CC) X, L.P. (“Bain Fund X”) and Bain Capital (CC) X Offshore, L.P. (“Bain Offshore Fund X” and, together with Bain Fund X, the “Bain Fund X Entities”). BCI is also the managing partner of each of BCIP Associates – G (“BCIP Associates G”), BCIP Associates III (“BCIP Associates III”), BCIP Associates III – B (“BCIP Associates III – B”), BCIP Trust Associates III (“BCIP Trust Associates III”) and BCIP Trust Associates III-B (“BCIP Trust Associates III B”) and BCIP Associates III is the manager and sole member of BCIP Associates III, LLC, BCIP Associates III-B is the manager and sole member of BCIP Associates III-B, LLC, BCIP Trust Associates III is the manager and sole member of BCIP T Associates III, LLC, and BCIP Trust Associates III-B is the manager and sole member of BCIP T Associates III-B, LLC. BCIP Associates III, LLC, BCIP Associates III-B, LLC, BCIP T Associates III, LLC, BCIP T Associates III-B, LLC and BCIP Associates G are collectively referred to as the “BCIP Entities”. Each of the Bain Fund IX Entities, the Bain Fund X Entities and the BCIP Entities hold limited partnership interests of Bain CC Investors, which holds 50% of the limited partnership interests in CC V. Each of BCI, Bain CC Partners, Bain CC Investors, CC V Manager, BCP IX, BCP X, each of the Bain Fund IX Entities, each of the Bain Fund X Entities, BCIP Associates III, BCIP Associates III-B, BCIP Trust Associates III, BCIP Trust Associates III-B and each of the BCIP Entities expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(4)	Includes the 555,556 shares of Class B Stock owned by CC IV. Subject to certain limitations set forth in the Certificate of Incorporation, each share of Class B Stock is convertible, at the election of the holder thereof, into one share of Class A Stock at any time. Each holder of shares of Class B Stock will be entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B Stock outstanding as of the record date for such vote and the number of Class C Stock (as defined below) outstanding as of the record date for such vote by (b) the number of shares of Class B Stock outstanding as of the record date for such vote. Thomas H. Lee Advisors, LLC (“THLA”) is the general partner of Thomas H. Lee Partners, L.P. (“THLP”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of Thomas H. Lee Equity Fund VI, L.P. (the “THL Fund”), which holds 50% of the limited liability company interests in CC IV. Each of THLA, THLP, THL Advisors and the THL Fund expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.
(5)

Includes the 58,967,502 shares of Class C Stock owned by CC V. Subject to certain limitations set forth in the Certificate of Incorporation, each share of Class C Stock is convertible, at the election of the holder thereof, into one share of Class A Stock at any time. Except as otherwise required by law, the holders of outstanding shares of Class C Stock will not be entitled to any votes upon any questions presented to shareholders of the Company. THLA is the general partner of THLP, which is the sole member of THL Advisors, which is the general partner of each of the THL Fund and THL Equity Fund VI Investors (Clear Channel), L.P. (the “THL Investors Fund”). THLP is the general partner of each of THL Coinvestment Partners, L.P. (“THL Coinvestment”) and THL Operating Partners, L.P. (“THL Operating”) and THL Advisors is the general partner of each of Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel”) and Thomas H. Lee

Parallel (DT) Fund VI, L.P. (“THL Parallel DT”), each of which entities is a limited partner in the THL Investors Fund. THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V. The THL Fund and the THL Investors Fund collectively hold 50% of the limited partnership interests in CC V. Each of THLA, THLP, THL Advisors, CC V Manager, the THL Fund, the THL Investors Fund, THL Coinvestment, THL Operating, THL Parallel and THL Parallel DT expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(6)

Highfields Capital Management LP (“Highfields Capital Management”) is principally engaged in the business of providing investment management services to Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III” and together with Highfields I and Highfields II, the “Highfields Funds”), and other affiliated investment funds. Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II, and Highfields III. Each of Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I, Highfields II and Highfields III expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934. Mr. Jacobson is a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates. Mr. Jacobson may be deemed to share voting and dispositive power with respect to all of the shares of Class A Stock held by the Highfields Funds. Mr. Jacobson expressly disclaims beneficial ownership of any securities owned beneficially or of record by any other person or persons for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(7)	David C. Abrams is the managing member of Abrams Capital Management, LLC (“Abrams Capital”) and Pamet Capital Management, LP (“Pamet Capital”). Pamet Capital is the investment manager of Abrams Capital International, Ltd., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, and Whitecrest Partners, LP and Abrams Capital is the investment manager of Riva Capital Partners, LP (collectively, with Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, and Whitecrest Partners, LP, the “Abrams Funds”), which collectively own 2,480,128 shares of Class A Stock. By virtue of this relationship, Mr. Abrams may be deemed to share voting and dispositive power with respect to all of the shares of Class A Stock held by the Abrams Funds. [Mr. Abrams expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934. The business address of Mr. Abrams is c/o Abrams Capital, LLC, 222 Berkeley Street, Boston, Massachusetts 02116.
(8)	Steven Barnes, John Connaughton and Ian K. Loring are managing directors and members of BCI and, by virtue of this and the relationships described in footnotes (2) and (3) above, may be deemed to share voting and dispositive power with respect to all of the shares of Class B Stock held by CC IV and all of the shares of Class C Stock held by CC V. Each of Messrs. Barnes, Connaughton and Loring expressly disclaims beneficial ownership of any securities held by CC IV or CC V except to the extent of his pecuniary interest therein. Edward J. Han is a Principal at Bain Capital Partners, LLC and a general partner in each of BCIP Associates III and BCIP Trust Associates III, each of which is the manager and sole member of a BCIP Entity, and, by virtue of this and the relationships described in footnote (3) above, may be deemed to share voting and dispositive power with respect to the shares of Class C Stock held by CC V that are indirectly beneficially owned by such BCIP Entities. Mr. Han expressly disclaims beneficial ownership of any securities beneficially owned by such BCIP Entities except to the extent of his pecuniary interest therein. The business address of each of Messrs. Barnes, Connaughton, Loring and Han is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.
(9)	Richard J. Bressler, Charles A. Brizius, Scott M. Sperling and Kent R. Weldon are managing directors of THLA and limited partners of THLP and, by virtue of this and the relationships described in footnotes (4) and (5) above, may be deemed to share voting and dispositive power with respect to all of the shares of Class B Stock held by CC IV and all of the shares of Class C Stock held by CC V. Each of Messrs. Bressler, Brizius, Sperling and Weldon expressly disclaims beneficial ownership of securities held by CC IV or CC V except to the extent of his pecuniary interest therein. The business address of each of Messrs. Bressler, Brizius, Sperling and Weldon is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

Directors and Executive Officers

Following the effective time of the Merger and effective immediately following the effectiveness of the Company’s Registration Statement on Form S-8, the Company will increase the size of its board of directors to 12 persons and appoint Mark P. Mays, Randall T. Mays, Jonathon S. Jacobson and David C. Abrams as directors of the Company.

The following table sets forth information regarding the individuals who currently serve as the Company’s directors and executive officers following consummation of the Merger.

Name	Age	Position
Mark P. Mays	44	Director and Chief Executive Officer
Randall T. Mays	43	Director and President
David C. Abrams	47	Director
Steven Barnes	48	Director
Richard J. Bressler	50	Director
Charles A. Brizius	39	Director
John Connaughton	42	Director
Ed Han	33	Director
Jonathon S. Jacobson	47	Director
Ian K. Loring	42	Director
Scott M. Sperling	50	Director
Kent R. Weldon	41	Director
L. Lowry Mays	73	Chairman Emeritus
Paul J. Meyer	65	Global President and Chief Operating Officer — Clear Channel Outdoor, Inc.
John E. Hogan	51	President/Chief Executive Officer — Clear Channel Radio

Mark P. Mays served as Clear Channel’s President and Chief Operating Officer from February 1997 until his appointment as its President and Chief Executive Officer in October 2004. He relinquished his duties as President in February 2006. Mr. Mark P. Mays has been one of Clear Channel’s directors since May 1998. Mr. Mark P. Mays is the son of L. Lowry Mays, Clear Channel’s Chairman of the Board and the brother of Randall T. Mays, Clear Channel’s President and Chief Financial Officer.

Randall T. Mays was appointed as Clear Channel’s Executive Vice President and Chief Financial Officer in February 1997. He was appointed Clear Channel’s President in February 2006. Mr. Randall T. Mays is the son of L. Lowry Mays, Clear Channel’s Chairman of the Board and the brother of Mark P. Mays, Clear Channel’s Chief Executive Officer.

David C. Abrams is the managing partner of Abrams Capital, a Boston-based investment firm he founded in 1998. Abrams Capital manages approximately $4.2 billion in assets across a wide spectrum of investments. Mr. Abrams serves on the board of directors of Crown Castle International, Inc. (NYSE: CCI) and several private companies and also serves as a Trustee of Berklee College of Music and Milton Academy.

Steven Barnes has been associated with Bain Capital Partners, LLC since 1988 and has been a Managing Director since 2000. In addition to working for Bain Capital Partners, LLC, he also held senior operating roles of several Bain Capital portfolio companies including Chief Executive Officer of Dade Behring, Inc., President of Executone Business Systems, Inc., and President of Holson Burnes Group, Inc. Prior to 1988, he held several senior management positions in the Mergers & Acquisitions Support Group of PricewaterhouseCoopers. Mr. Barnes presently serves on several boards including Ideal Standard, Sigma Kalon, CRC, Accellent and Unisource. He is also active in numerous community activities including being a member of the Board of Director’s of Make-A-Wish Foundation of Massachusetts, the United Way of Massachusetts Bay, the Trust Board of Children’s Hospital in Boston, the Syracuse University School of Management Corporate Advisory Council and the Executive Committee of the Young President’s Organization in New England.

Richard J. Bressler is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P., Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc., with responsibility for managing all strategic, financial, business development and technology functions. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. Before joining Time Inc., Mr. Bressler was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of American Media Operations, Inc., Gartner, Inc., The Nielsen Company and Warner Music Group.

Charles A. Brizius is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P., Mr. Brizius worked in the Corporate Finance Department at Morgan Stanley & Co. Incorporated. Mr. Brizius has also worked as a securities analyst at The Capital Group Companies, Inc. and as an accounting intern at Coopers & Lybrand. Mr. Brizius is currently a director of Ariel Holdings Ltd. His prior directorships include Big V Holding Corp., Eye Care Centers of America, Inc., Spectrum Brands, Inc., Front Line Management Companies, Inc., Houghton Mifflin Company, TransWestern Communications Co., United Industries Inc. and Warner Music Group Corp. Mr. Brizius presently serves as President of the Board of Trustees of The Institute of Contemporary Art, Boston, Trustee of the Buckingham Browne & Nichols School and Board Member of The Steppingstone Foundation — a non-profit organization that develops programs which prepare urban schoolchildren for educational opportunities that lead to college.

John Connaughton has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. He has played a leading role in transactions in the media, technology and medical industries. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies. Mr. Connaughton currently serves as a director of Warner Music Group Corp., AMC Theatres, Cumulus Media Partners, LLC, Sungard Data Systems, Hospital Corporation of America (HCA), Quintiles Transnational Corp., MC Communications (PriMed), Warner Chilcott, CRC Health Group, and The Boston Celtics. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVa McIntire Foundation Board of Trustees.

Ed Han first joined Bain Capital Partners, LLC in 1998 and is currently a Principal of the firm. Prior to joining Bain Capital Partners, LLC, Mr. Han was a consultant at McKinsey & Company.

Jonathon S. Jacobson founded Highfields Capital Management, a Boston-based investment firm that currently manages over $11 billion for endowments, foundations and high net worth individuals, in July 1998. Prior to founding Highfields, he was a senior equity portfolio manager at Harvard Management Company, Inc. for eight years. At HMC, Mr. Jacobson concurrently managed both a U.S. and an Emerging Markets equity fund. Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch in New York. Mr. Jacobson received an M.B.A. from the Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. In September 2007, he was named to the Asset Managers’ Committee of the President’s Working Group on Financial Markets, which was formed to foster a dialogue with the Federal Reserve Board and Department of the Treasury on issues of significance to the investment industry. He is a Trustee of Brandeis University, where he is a member of both the Executive and Investment Committees, and Gilman School, where he also serves on the investment committee. He also serves on the boards of the Birthright Israel Foundation and Facing History and Ourselves and is a member of the Board of Dean’s Advisors at the Harvard Business School.

Ian K. Loring is a Managing Director at Bain Capital Partners, LLC. Prior to joining Bain Capital Partners, LLC in 1996, Mr. Loring was a Vice President of Berkshire Partners, with experience in technology, media and telecommunications industries. Mr. Loring serves on the Boards of Directors of Warner Music Group, NXP and Cumulus Media Partners, LLC, as well as other private companies.

Scott M. Sperling is Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling’s current and prior directorships include Hawkeye Energy Holdings, Thermo Fisher Scientific, Inc., Warner Music Group Corp., Experian Information Solutions, Fisher Scientific, Front Line Management Companies, Inc., Houghton Mifflin Co., The Learning Company, LiveWire, LLC, PriCellular Corp., ProcureNet, ProSiebenSat.1, Wyndham Hotels and several other private companies. Prior to joining Thomas H. Lee Partners, L.P., Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling is also a director of several charitable organizations including the Brigham & Women’s / Faulkner Hospital Group, The Citi Center for Performing Arts and Wang Theater and Harvard Business School’s Rock Center for Entrepreneurship.

Kent R. Weldon is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. Mr. Weldon worked at Morgan Stanley & Co. Incorporated in the Financial Institutions Group. Mr. Weldon also worked at Wellington Management Company, an institutional money management firm. Mr. Weldon is currently a director of Michael Foods and Nortek Inc. His prior directorships include FairPoint Communications, Inc., Fisher Scientific and THL—PMPL Holding Corp.

L. Lowry Mays is the founder of Clear Channel and was its Chairman and Chief Executive Officer from February 1997 to October 2004. Since that time, Mr. L. Lowry Mays has served as Clear Channel’s Chairman of the Board. He has been one of its directors since Clear Channel’s inception. Mr. L. Lowry Mays is the father of Mark P. Mays, currently Clear Channel’s Chief Executive Officer, and Randall T. Mays, currently Clear Channel’s President/Chief Financial Officer.

Paul J. Meyer has served as the Global President/Chief Operating Officer for Clear Channel Outdoor Holdings, Inc. (formerly Eller Media) since April 2005. Prior thereto, he was the President/Chief Executive Officer for Clear Channel Outdoor Holdings, Inc.

John E. Hogan was appointed Chief Executive Officer of Clear Channel Radio in August 2002. Prior thereto he was Chief Operating Officer of Clear Channel Radio.

The information regarding the nomination and election process of the Company’s board of directors set forth in the sections titled “Nomination of Director Candidates by Shareholders” and “Election of Directors” on pages 189 and 190, respectively, of the S-4 Registration Statement is incorporated herein by reference.

Executive Compensation

The sections titled “Compensation of our Named Executive Officers” and “Compensation Discussion and Analysis,” beginning on page 65 of the S-4 Registration Statement are incorporated herein by reference.

We have not disclosed the historical compensation information with respect to our executive officers (including our principal executive officer and our principal financial officer) since we are of the view that, as a new publicly held company, the disclosure of historical compensation for these individuals during their employment with Clear Channel would not accurately reflect the compensation programs and philosophies of the Company going forward. However, for information regarding the executive compensation of Clear Channel prior to the consummation of the Merger, please refer to the SEC filings of Clear Channel.

Potential Post-Employment Payments

Set forth below is a description of the potential severance and change-in-control payments that we would owe to those individuals whom we expect to be our named executive officers for fiscal year 2008.

Mark P. Mays and Randall T. Mays. The Mark Mays Employment Agreement and Randall Mays Employment Agreement each provide for the following severance payments in the event that we terminate their employment without “Cause” or if the executive terminates for “Good Reason.”

Under each executive agreement, “Cause” is defined as the executive’s: (i) willful and continued failure to perform his duties, following 10 days notice of the failure, (ii) willful misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company, Bain Fund IX or the THL Fund (collectively, the “Sponsors”) or any of their respective affiliates, (iii) conviction of, or plea of nolo contendere to, a felony or any misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, the Sponsors or any of their respective affiliates, (iv) committing any act of fraud, embezzlement, or other act of dishonesty against the Company or its affiliates, that causes material and demonstrable injury, monetarily or otherwise, to the Company, the Sponsors or any of their respective affiliates, and (v) breach of any of the restrictive covenants in the agreement that causes material and demonstrable injury, monetarily or otherwise, to the Company, the Sponsors or any of their respective affiliates.

The term “Good Reason” includes, subject to certain exceptions, (i) a reduction in the executive’s base pay or annual incentive compensation opportunity, (ii) substantial diminution of the executive’s title, duties and responsibilities, (iii) failure to provide the executive with the use of a company provided aircraft for personal travel, and (iv) transfer of the executive’s primary workplace outside the city limits of San Antonio, Texas. In some circumstances, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by us within 10 days after receipt of notice thereof given by executive shall not constitute “Good Reason.”

If the executive is terminated by us without “Cause” or the executive resigns for “Good Reason” then the executive will receive (i) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination, a prorated bonus (determined by reference to the bonus the executive would have received had he remained employed for the remainder of the year), payable at such time bonuses are normally paid for that year and (iii) provided the executive executes a release of claims, a lump-sum cash payment equal to three times the sum of the executive’s base salary and bonus (using the bonus paid to executive for the year prior to the year in which termination occurs).

In addition, provided the executive executes a release of claims, in the event that the executive’s employment is terminated by us without “Cause” or by the executive for “Good Reason,” we shall maintain in full force and effect, for the continued benefit of the executive, his spouse and his dependents for a period of three years following the date of termination, the medical and hospitalization insurance programs in which the executive, his spouse and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by executive for such benefits) as existed immediately prior to the date of termination. However, if the executive, his spouse, or his dependents cannot continue to participate in our programs providing such benefits, we shall arrange to provide the executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs. The aggregate value of these continued benefits are capped at $50,000, even if the cap is reached prior to the end of the three-year period.

If the executive’s employment is terminated by us for “Cause” or by the executive other than for “Good Reason,” (i) we will pay the executive his base salary and his accrued vacation pay through the date of termination, as soon as practicable following the date of termination; (ii) we will pay the executive a prorated bonus (determined by reference to the bonus the executive would have received had he remained employed for the remainder of the year), payable at such time bonuses are normally paid for that year and (iii) we will reimburse the executive for reasonable expenses incurred, but not paid prior to such termination of employment.

During any period that the executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the executive shall continue to receive his full base salary until his employment is terminated. If, as a result of the executive’s incapacity due to physical or mental illness, the executive shall have been substantially unable to perform his duties hereunder for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, the executive shall not have returned to the substantial performance of his duties on a full-time basis, the Company will have the right to terminate his employment for disability. In the event the executive’s employment is terminated for disability, the Company will pay to the executive his base salary and accrued vacation pay through the date of termination and a prorated bonus (determined by reference to the bonus the executive would have received had he remained employed for the remainder of the year), payable at such time bonuses are normally paid for that year, and will reimburse the executive for reasonable expenses incurred, but not paid prior to such termination of employment. If the executive’s employment is terminated by his death, the Company will pay in a lump sum to the executive’s beneficiary, legal representatives, or estate, as the case may be, the executive’s base salary and accrued vacation pay through the date of his death and a prorated bonus (determined by reference to the bonus the executive would have received had he remained employed for the remainder of the year), payable at such time bonuses are normally paid for that year, and will reimburse the executive for reasonable expenses incurred, but not paid prior to his death.

Copies of the Randall Mays Employment Agreement and the Mark Mays Employment Agreement are attached as Exhibits 10.5 and 10.6 hereto, respectively. The descriptions of the potential payments set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such documents attached hereto.

L. Lowry Mays. The Lowry Mays Employment Agreement provides for the following severance payments in the event that the Company terminates his employment without “Extraordinary Cause” following the initial five-year term of the agreement.

Under the Lowry Mays Employment Agreement, “Extraordinary Cause” is defined as the executive’s: (i) willful misconduct that causes material and demonstrable injury to the Company, and (ii) conviction of a felony or other crime involving moral turpitude.

If Mr. L. Lowry Mays is terminated by us without “Extraordinary Cause” following the initial term, then he will receive (i) a lump-sum cash payment equal to his accrued but unpaid base salary and accrued vacation pay through the date of termination; (ii) a lump-sum cash payment equal to the base salary to which the executive would otherwise have been entitled to had he remained employed for the remainder of the then current term, provided he executes a release of claims; and (iii) a lump sum cash payment equal to the amount of the bonus the executive would have received had he remained employed for the remainder of the then-current term, payable at such time as bonuses are normally paid for the year in which termination occurs. In addition, we will continue to maintain, for the continued benefit of the executive, his spouse and his dependents for a period of five years following the date of termination, the medical and hospitalization insurance programs in which the executive, his spouse and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by the executive for such benefits) as existed immediately prior to the date of termination. However, if the executive, his spouse, or his dependents cannot continue to participate in our programs providing such benefits, we shall arrange to provide the executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs. The aggregate value of these continued benefits are capped at $3,000,000, even if the cap is reached prior to the end of the five-year period.

If the executive’s employment is terminated by us other than for “Extraordinary Cause,” by the executive or on account of the executive’s death or disability: (i) we will pay the executive his base salary and his accrued vacation pay through the date of termination, as soon as practicable following the date of termination and a pro-rated bonus (determined by reference to the bonus the executive would have received had he remained employed for the remainder of the year), payable at the time bonuses are normally paid for that year and (ii) we will reimburse the executive for reasonable expenses incurred, but not paid prior to such termination of employment.

The description of the potential payment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Lowry Mays Employment Agreement, a copy of which is attached as Exhibit 10.7 hereto.

Paul J. Meyer. If Paul J. Meyer’s employment with Clear Channel Outdoor Holdings, Inc. (“CCOH”) is terminated by CCOH for “Cause,” CCOH will, within 90 days, pay in a lump sum to Mr. Meyer his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). A termination for “Cause” must be for one or more of the following reasons: (i) conduct by Mr. Meyer constituting a material act of willful misconduct in connection with the performance of his duties, including violation of CCOH’s policy on sexual harassment, misappropriation of funds or property of CCOH, or other willful misconduct as determined in the sole discretion of CCOH; (ii) continued, willful and deliberate non-performance by Mr. Meyer of his duties hereunder (other than by reason of Mr. Meyer’s physical or mental illness, incapacity, or disability) where such non-performance has continued for more than 10 days following written notice of such non-performance; (iii) Mr. Meyer’s refusal or failure to follow lawful directives where such refusal or failure has continued for more than 30 days following written notice of such refusal or failure; (iv) a criminal or civil conviction of Mr. Meyer, a plea of nolo contendere by Mr. Meyer, or other conduct by Mr. Meyer that, as determined in the sole discretion of the Board of Directors, has resulted in, or would result in if he were retained in his position with CCOH, material injury to the reputation of CCOH, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude; (v) a breach by Mr. Meyer of any of the provisions of his employment agreement; or (vi) a violation by Mr. Meyer of CCOH’s employment policies.

If Mr. Meyer’s employment with CCOH is terminated by CCOH without “Cause,” a one year’s written notice is required. In that event, CCOH will, within 90 days after the effective date of the termination, pay in a lump sum to Mr. Meyer (i) his accrued and unpaid base salary and pro rated bonus, if any, and (ii) any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). Additionally, Mr. Meyer will receive a total of $600,000, paid pro rata over a one-year period in accordance with CCOH’s standard payroll schedule and practices, as consideration for Mr. Meyer’s post-termination non-compete and non-solicitation obligations.

If Mr. Meyer’s employment with CCOH terminates by reason of his death, CCOH will, within 90 days, pay in a lump sum to such person as Mr. Meyer shall designate in a notice filed with CCOH or, if no such person is designated, to Mr. Meyer’s estate, Mr. Meyer’s accrued and unpaid base salary and prorated bonus, if any, and any payments to which Mr. Meyer’s spouse, beneficiaries, or estate may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). If Mr. Meyer’s employment with CCOH terminates by reason of his disability (defined as Mr. Meyer’s incapacity due to physical or mental illness such that Mr. Meyer is unable to perform his duties under this Agreement on a full-time basis for more than 90 days in any 12-month period, as determined by CCOH), CCOH shall, within 90 days, pay in a lump sum to Mr. Meyer his accrued and unpaid base salary and prorated bonus, if any, and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

A copy of Mr. Meyer’s employment agreement is attached as an exhibit to Clear Channel’s Current Report on Form 8-K filed on August 5, 2005 and is incorporated herein by reference. The description of the potential payments set forth herein do not purport to be complete and are qualified in their entirety by the provisions of Mr. Meyer’s employment agreement.

John E. Hogan. If John E. Hogan’s employment with Clear Channel Broadcasting, Inc. (“CCB”) is terminated by CCB for “Cause,” CCB will, within 45 days of his termination, pay in a lump sum to Mr. Hogan his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). A termination for “Cause” must be for one or more of the following reasons: (i) conduct by Mr. Hogan constituting a material act of willful misconduct in connection with the performance of his duties, including violation of CCB’s policy on sexual harassment, misappropriation of funds or property of CCB, or other willful misconduct as determined in the sole reasonable discretion of CCB; (ii) continued, willful and deliberate non-performance by Mr. Hogan of his duties hereunder (other than by reason of Mr. Hogan’s physical or mental illness, incapacity, or disability) where such non-performance has continued for more than 10 days following written notice of such non-performance; (iii) Mr. Hogan’s refusal or failure to follow lawful directives where such refusal or failure has continued for more than 30 days following written notice of such refusal or failure; (iv) a criminal or civil conviction of Mr. Hogan, a plea of nolo contendere by Mr. Hogan, or other conduct by Mr. Hogan that, as determined in the sole reasonable discretion of the Board of Directors, has resulted in, or would result in if he were retained in his position with CCB, material injury to the reputation of CCB, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude; (v) a material breach by Mr. Hogan of any of the provisions of his employment agreement; or (vi) a material violation by Mr. Hogan of CCB’s employment policies.

If Mr. Hogan’s employment with CCB is terminated by CCB without “Cause,” if CCB terminates his employment following a notice of non-renewal of his employment agreement or if Mr. Hogan terminates his employment with CCB for “Good Cause,” CCB will: (i) within 45 days of his termination, pay in a lump sum to Mr. Hogan his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan and (ii) provided Mr. Hogan executes a release of claims, pay Mr. Hogan in periodic payments twice a month in accordance with CCB’s standard payroll practices, an amount equal to three times the average of his annualized base salary for the current and prior full year. of employment. The term “Good Cause” is defined as one of the following: (i) a repeated willful failure of CCB to comply with a material term of Mr. Hogan’s employment agreement after receipt of written notice specifying the alleged failure; or (ii) a substantial and unusual change in Mr. Hogan’s position, material duties, responsibilities, or authority without an offer of additional reasonable compensation as determined by CCB in light of compensation levels for similarly situated employees; or (iii) a substantial and unusual reduction in Mr. Hogan’s material duties, responsibilities or authority. In order for Mr. Hogan to terminate his employment for Good Cause, he must provide CCB with written notice within thirty (30) days of the occurrence of “Good Cause,” following which CCB will have thirty (30) days to cure such occurrence. In addition, if Mr. Hogan terminates his employment agreement in writing within 90 days of the occurrence of circumstances that result in him no longer reporting to Messrs. Lowry, Mark or Randall Mays, such termination will be treated as a termination for Good Cause.

If Mr. Hogan terminates his employment following his delivery of a notice of non-renewal of his employment agreement, CCB will: (i) within 45 days of his termination, pay in a lump sum to Mr. Hogan his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan and (ii) provided Mr. Hogan executes a release of claims, pay Mr. Hogan an amount equal to one year’s current base salary, with such amount to be paid in periodic payments twice a month over the course of Mr. Hogan’s one-year noncompetition period, in accordance with CCB’s standard payroll practices.

If Mr. Hogan’s employment with CCB terminates by reason of his death, CCB will, within 45 days, pay in a lump sum to such person as Mr. Hogan shall designate in a notice filed with CCB or, if no such person is designated, to Mr. Hogan’s estate, Mr. Hogan’s accrued and unpaid base salary and prorated bonus, if any, and any payments to which Mr. Hogan’s spouse, beneficiaries, or estate may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). If Mr. Hogan’s employment with CCB terminates by reason of his disability (defined as Mr. Hogan’s incapacity due to physical or mental illness such that Mr. Hogan is unable to perform his duties under his Agreement on a full-time basis for more than 90 days in any 12-month period, as determined by CCB), CCB shall, within 45 days, pay in a lump sum to Mr. Hogan his accrued and unpaid base salary and prorated bonus, if any, and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

A copy of Mr. Hogan’s employment agreement is attached as Exhibit 10.8 hereto. The description of the potential payments set forth herein do not purport to be complete and are qualified in their entirety by the provisions of Mr. Hogan’s employment agreement attached hereto.

Certain Relationships and Related Transactions, and Director Independence

Subject to the terms of the Affiliate Transactions Agreement, the terms of the Management Agreement were negotiated by and among the Company, Mergerco, the Fincos and the Managers. Following the Merger, Clear Channel became a party to the Affiliate Transactions Agreement and assumed the applicable obligations set forth therein.

The Company is also party to certain letter agreements with certain affiliates providing for, among other things, customary information and access rights.

The description of the Management Agreement in Item 1.01 of this Current Report on 8-K is incorporated by reference in this Item 8.01. The section entitled “Independence of Directors” on page 65 of the S-4 Registration Statement is incorporated herein by reference.

Legal Proceedings

The legal proceedings of the Company are described in the section entitled “Legal Proceedings” in Part I Item 3 of Clear Channel’s 2007 Annual Report, which is incorporated herein by reference. The Settlement Agreement is described in the section entitled “Entry Into Material Definitive Agreement” in Item 1.01 of Clear Channel’s Current Report on Form 8-K filed on May 14, 2008, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

No class of the Company’s common stock is listed on a national securities exchange. Pursuant to the Merger Agreement and the Subscription Agreements (as defined below), the Company’s Class A Stock was issued for $36.00 per share as of the date of the Merger. We expect that the Company’s Class A Stock will be quoted on the Over-the-Counter Bulletin Board; however, as of the date hereof, there is no public market for the Company’s Class A Stock. As of the time of the filing of this Current Report on Form 8-K on July 30, 2008, there were approximately 125 holders of Class A Stock of the Company. All of the outstanding shares of Class B common stock and Class C common stock are held by Clear Channel IV and Clear Channel V, respectively.

Also see the sections entitled “Stock Exchange Listing” and “Resale of Holdings Class A Stock” on page 146 of the S-4 Registration Statement, which sections are incorporated herein by reference.

Recent Sales of Unregistered Securities

On July 30, 2008, the Company entered into a stock subscription agreement with Clear Channel IV and Clear Channel V (the “Subscription Agreement”). Pursuant to the Subscription Agreement, the Company issued 555,556 shares of Class B common stock to Clear Channel IV in exchange for cash consideration of $20,000,016 and 58,967,502 shares of Class C common stock to Clear Channel V in exchange for cash consideration of $2,122,830,072.

The issuances of common stock to investors in the Subscription Agreement were made in reliance upon an available exemption from registration under the Securities Act of 1933 (the “Securities Act”), by reason of Section 4(2) thereof or other appropriate exemptions, to persons who are “accredited investors,” as defined in Regulation D promulgated under the Securities Act and who meet other suitability requirements established for the private placement. Accordingly, and until registered under the Securities Act, the shares sold pursuant to the Subscription Agreement may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Description of Registrant’s Securities Registered Under the Securities Exchange Act of 1934

See the section entitled “Description of Holdings’ Capital Stock” beginning on page 182 of the S-4 Registration Statement, which section is herein incorporated by reference.

Indemnification of Directors and Officers

See the section entitled “Indemnification; Directors’ and Officers’ Insurance” on page 163 of the S-4 Registration Statement, which section is herein incorporated by reference.

Director Indemnification Agreement

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Company’s entry into definitive material agreements.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 9.01.	Financial Statements and Exhibits.

See the sections of Clear Channel’s Current Report on Form 8-K filed May 30, 2008 titled “Selected Financial Data” in Part II Item 6, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II Item 7, “Financial Statements and Supplementary Data” in Part II Item 8 and “Financial Statements and Exhibits” in Item 9.01, which sections are incorporated herein by reference. See also the section of Clear Channel’s Quarterly Report on Form 10-Q filed on May 9, 2008 titled “Unaudited Financial Statements” in Part I Item 1, which section is incorporated herein by reference, and Exhibit 99.1 to Clear Channel’s Current Report on Form 8-K filed on June 24, 2008, which is incorporated herein by reference.

Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation of the Company (1)

3.2	Amended and Restated Bylaws of the Company (2)

10.1*	First Amended and Restated Management Agreement, dated as of July 28, 2008, by and among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC and Bain Capital Partners, LLC

10.2	Stockholders Agreement, dated as of July 29, 2008, by and among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Randall T. Mays, Mark P. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (3)

10.3	Side Letter Agreement, dated as of July 29, 2008, among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (4)

10.4	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (5)

10.5*	Employment Agreement, dated as of July 28, 2008, by and among Randall T. Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.6*	Employment Agreement, dated as of July 28, 2008, by and among Mark P. Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.7*	Employment Agreement, dated as of July 28, 2008, by and among L. Lowry Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.8*	Employment Agreement, dated as of June 29, 2008, by and between John E. Hogan and Clear Channel Broadcasting, Inc.

10.9	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto(6)

10.10*	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.11*	Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.12	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto(7)

10.13*	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.14*	Amendment No. 2, dated as of July 28 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.15	Purchase Agreement, dated May 13, 2008, by and among BT Triple Crown Merger Co., Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (8)

10.16*	Indenture, dated July 30, 2008, by and among BT Triple Crown Merger Co., Inc., Law Debenture Trust Company of New York, Deutsche Bank Trust Company Americas and Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger)

10.17*	Supplemental Indenture, dated July 30, 2008, by and among Clear Channel Capital I, LLC, certain subsidiaries of Clear Channel Communications, Inc. party thereto and Law Debenture Trust Company of New York

10.18*	Registration Rights Agreement, dated July 30, 2008, by and among Clear Channel Communications, Inc., certain subsidiaries of Clear Channel Communications, Inc. party thereto, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC

10.19*	Clear Channel 2008 Executive Incentive Plan

10.20*	Form of Senior Executive Option Agreement

10.21*	Form of Senior Executive Restricted Stock Award Agreement

10.22*	Form of Senior Management Option Agreement

10.23*	Form of Executive Option Agreement

10.24*	Clear Channel 2008 Investment Program

10.25*	Clear Channel 2008 Annual Incentive Plan

10.26*	Form of Indemnification Agreement

10.27	Amended and Restated Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP and Highfields Capital Management LP (9)

10.28	Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP (10)

21.1	Subsidiaries

23.1	Consent of Ernst & Young LLP

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company for the year ended December 31, 2007 and for the three months ended March 31, 2008 (11)

99.2*	Press Release of Clear Channel Communications, Inc., dated as of July 30, 2008

99.3*	Final prospectus of Clear Channel Communications, Inc. dated June 23, 2008, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended.

99.4	Excerpts from Confidential Preliminary Offering Memorandum (12)

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(3)	Incorporated by reference from Exhibit 4 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(4)	Incorporated by reference from Exhibit 5 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(5)	Incorporated by reference from Exhibit 6 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(6)	Incorporated by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(7)	Incorporated by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(8)	Incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(9)	Incorporated by reference from Annex E to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(10)	Incorporated by reference from Annex F to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(11)	Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed May 30, 2008.
(12)	Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed June 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: July 30, 2008

	By:	/s/ Herbert W. Hill, Jr.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Certificate of Incorporation of the Company (1)

3.2	Amended and Restated Bylaws of the Company (2)

10.1*	First Amended and Restated Management Agreement, dated as of July 28, 2008, by and among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC and Bain Capital Partners, LLC

10.2	Stockholders Agreement, dated as of July 29, 2008, by and among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Randall T. Mays, Mark P. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd. (3)

10.3	Side Letter Agreement, dated as of July 29, 2008, among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (4)

10.4	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (5)

10.5*	Employment Agreement, dated as of July 28, 2008, by and among Randall T. Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.6*	Employment Agreement, dated as of July 28, 2008, by and among Mark P. Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.7*	Employment Agreement, dated as of July 28, 2008, by and among L. Lowry Mays, CC Media Holdings, Inc. and BT Triple Crown Merger Co., Inc.

10.8*	Employment Agreement, dated as of June 29, 2008, by and between John E. Hogan and Clear Channel Broadcasting, Inc.

10.9	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto(6)

10.10*	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.11*	Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.12	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto(7)

10.13*	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.14*	Amendment No. 2, dated as of July 28 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary borrowers of the Company party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto.

10.15	Purchase Agreement, dated May 13, 2008, by and among BT Triple Crown Merger Co., Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (8)

10.16*	Indenture, dated July 30, 2008, by and among BT Triple Crown Merger Co., Inc., Law Debenture Trust Company of New York, Deutsche Bank Trust Company Americas and Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger)

10.17*	Supplemental Indenture, dated July 30, 2008, by and among Clear Channel Capital I, LLC, certain subsidiaries of Clear Channel Communications, Inc. party thereto and Law Debenture Trust Company of New York

10.18*	Registration Rights Agreement, dated July 30, 2008, by and among Clear Channel Communications, Inc., certain subsidiaries of Clear Channel Communications, Inc. party thereto, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC

10.19*	Clear Channel 2008 Executive Incentive Plan

10.20*	Form of Senior Executive Option Agreement

10.21*	Form of Senior Executive Restricted Stock Award Agreement

10.22*	Form of Senior Management Option Agreement

10.23*	Form of Executive Option Agreement

10.24*	Clear Channel 2008 Investment Program

10.25*	Clear Channel 2008 Annual Incentive Plan

10.26*	Form of Indemnification Agreement

10.27	Amended and Restated Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP and Highfields Capital Management LP (9)

10.28	Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP (10)

21.1	Subsidiaries

23.1	Consent of Ernst & Young LLP

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company for the year ended December 31, 2007 and for the three months ended March 31, 2008 (11)

99.2*	Press Release of Clear Channel Communications, Inc., dated as of July 30, 2008

99.3*	Final prospectus of Clear Channel Communications, Inc. dated June 23, 2008, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended.

99.4	Excerpts from Confidential Preliminary Offering Memorandum (12)

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(3)	Incorporated by reference from Exhibit 4 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(4)	Incorporated by reference from Exhibit 5 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(5)	Incorporated by reference from Exhibit 6 of the Company’s Form 8-A Registration Statement filed July 30, 2008.
(6)	Incorporated by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(7)	Incorporated by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(8)	Incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(9)	Incorporated by reference from Annex E to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(10)	Incorporated by reference from Annex F to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(11)	Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed May 30, 2008.
(12)	Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed June 24, 2008.